PPD, Inc.
929 North Front Street
Wilmington, NC 28401
April 14, 2021

Pre-Closing Holders
Re: Investment Portfolio Earn-Out

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Merger, dated as of April 26, 2017, by and among Eagle Holding Company I, Eagle Holding Company II, LLC, Eagle Reorganization Merger Sub, Inc., Eagle Buyer, Inc. and Jaguar Holding Company I (the “Specified Agreement”). Capitalized terms used in this letter agreement but not defined shall have the meanings ascribed thereto in the Specified Agreement.
From and after the date hereof, the Company (which, for all purposes of this letter agreement, shall include its successors and assigns) on behalf of itself and its Subsidiaries, shall, and shall cause its Subsidiaries (which, for all purposes of this letter agreement, shall include its successors and assigns) to, continue to administer and manage the Investment Portfolio pursuant to the terms of the Specified Agreement in the ordinary course of business of the Company and its subsidiaries consistent with their past practices. From and after the date hereof, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell, liquidate, exchange, hypothecate, pledge, mortgage, encumber, gift, transfer, divest or otherwise dispose in any way, the Investment Portfolio, or any beneficial or economic interests in the Investment Portfolio, without the prior written consent of Pre-Closing Holders who represent at least 75% of the Earn-Out Percentage. The Company shall, and shall cause the Surviving Corporation and its respective Subsidiaries to, deliver to each Pre-Closing Holder that holds at least 5% of the Earn-Out Percentage (each a “Significant Holder”) any written election or similar written notice or correspondence received in respect of the Investment Portfolio, and each such Significant Holder shall control the decision with respect to each such election (and such decision shall be binding on the other Pre-Closing Holders and without liability to any Significant Holder). For the avoidance of doubt, any proceeds received by the Company or any of its subsidiaries in respect of the Investment Portfolio shall be remitted to the Pre-Closing Holders subject to the provisions set forth in Sections 3.8(b) of the Specified Agreement.
The Company shall, and shall cause its and their respective Subsidiaries to:
(A) provide each Significant Holder and their authorized agents and representatives with reasonable access, at reasonable times and upon reasonable advance notice, to the books and records related to the Investment Portfolio and any other information reasonably requested (including access to accounting and other personnel of the Surviving Corporation and its affiliates) to permit such Significant Holders to (i) comply with applicable Laws or in connection with any Action (including any routine audit of a self-regulatory agency), (ii) enable customary reporting to investors and monitoring, (iii) comply with Tax reporting and filings obligations and/or (iv) verify the accuracy of the books and records related to the Investment Portfolio; and
(B) consult in good faith with the Significant Holders with respect to any material decision to be made with respect to the Investment Portfolio.
The Pre-Closing Holders shall be intended third party beneficiaries of, and may enforce the provisions of, this letter agreement.
Sections 12.7, 12.8, 12.13 and 12.14 of the Specified Agreement shall apply mutatis mutandis to this letter agreement.

[Signature Pages Follow]

Sincerely,

PPD, Inc.
By: /s/ David Simmons
Name: David Simmons
Title: Chairman & Chief Executive Officer

Acknowledged and Accepted:

HELLMAN & FRIEDMAN CAPITAL PARTNERS VII, L.P.

By: Hellman & Friedman Investors VII, L.P., its General Partner

By: H&F Corporate Investors VII, Ltd., its General Partner

By:/s/ P. Hunter Philbrick
Name: P. Hunter Philbrick
Title: Vice President

CARLYLE PARTNERS VI, L.P.

By: TC Group VI, L.P., its General Partner

By: /s/ Stephen H. Wise
Name: Stephen H. Wise
Title: Authorized Person